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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to use in this Registration Statement on Form S-4 of our report dated February 14, 1997 relating to the financial statements of Young America Holdings, Inc. (formerly Young America Corporation), as of December 31, 1996 and for each of the two years in the period ended December 31, 1996, and to the reference to our Firm under the caption "Experts" in the Prospectus.

Minneapolis, Minnesota                    McGLADREY & PULLEN, LLP
April 8, 1998